Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entercom Communications Corp. of our report dated April 12, 2017 relating to the financial statements and financial statement schedule of CBS Radio Inc., which appears in the Current Report on Form 8-K filed on November 17, 2017 as amended on November 30, 2017 of Entercom Communications Corp.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 30, 2017